CUSIP No. 74168J101	Page 18 of 19

Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G with respect to the Common Stock, par value $0.00001 per share, of Prime Medicine, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

GV 2019, L.P.			GV 2021, L.P.

By:	GV 2019 GP, L.P., its General Partner		By:	GV 2021 GP, L.P., its General Partner
By:	GV 2019 GP, L.L.C., its General Partner		By:	GV 2021 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard		By:	/s/ Inga Goldbard
	Name:	Inga Goldbard		Name:	Inga Goldbard
	Title:	General Counsel		Title:	General Counsel
	Dated:	February 10, 2023		Dated:	February 10, 2023

GV 2019 GP, L.P.			GV 2021 GP, L.P.

By:	GV 2019 GP, L.L.C., its General Partner		By:	GV 2021 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard		By:	/s/ Inga Goldbard
	Name:	Inga Goldbard		Name:	Inga Goldbard
	Title:	General Counsel		Title:	General Counsel
	Dated:	February 10, 2023		Dated:	February 10, 2023

CUSIP No. 74168J101	Page 19 of 19

GV 2019 GP, L.L.C.		GV 2021 GP, L.L.C.

By:	/s/ Inga Goldbard	By:	/s/ Inga Goldbard
Name:	Inga Goldbard	Name:	Inga Goldbard
Title:	General Counsel	Title:	General Counsel
Dated:	February 10, 2023	Dated:	February 10, 2023

ALPHABET HOLDINGS LLC		XXVI HOLDINGS INC.

By:	/s/ Kathryn W. Hall	By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall	Name:	Kathryn W. Hall
Title:	Secretary	Title:	Assistant Secretary
Dated:	February 10, 2023	Dated:	February 10, 2023

ALPHABET INC.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary
Dated:	February 10, 2023